UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8‑K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 15, 2014
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0‑17089	04‑2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)

                              (617) 912‑1900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 15, 2014, Eugene S. Colangelo and Allen L. Sinai informed the Board of Directors of Boston Private Financial Holdings, Inc. (the “Company”) of their intention not to stand for re-election at the Company’s 2014 Annual Meeting of Shareholders, when their respective terms expire, and to step down from the Board of the Company effective as of the date of the Company’s 2014 Annual Meeting. Mr. Colangelo currently serves as Vice Chair of the Compensation and Governance Committee of the Board. Mr. Colangelo will also step down from his position as Chairman of the Board of Boston Private Bank & Trust Company, a wholly-owned subsidiary of the Company, effective as of the date of the Company’s 2014 Annual Meeting. Dr. Sinai currently serves as a member of both the Audit and Finance Committee and Risk Management Committee of the Board. The decisions by Dr. Sinai and Mr. Colangelo not to stand for reelection are not as a result of any disagreement with the Company or the Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/s/ David J. Kaye
	Name:	David J. Kaye
	Title:	Chief Financial Officer
Date: January 17, 2014